Exhibit 10.2

NON-INCENTIVE STOCK OPTION AGREEMENT
PURSUANT TO THE
EAGLE BANCORP, INC.
2006 STOCK PLAN

STOCK OPTION for a total of ___________ shares of Common Stock, par value $.01 per share, of Eagle Bancorp, Inc. (the “Company”), which Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is hereby granted to __________ (the “Optionee”) at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the 2006 Stock Plan (the “Plan”) which was adopted by the Company and which is incorporated by reference herein, receipt of which is hereby acknowledged.

1.             Option Price.         The Option Price is $______ for each share, being 100%/110% of the Market Value, as determined in accordance with the provisions of the Plan, of the Common Stock on the date of grant of this Option.

2.             Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

(i) Schedule of rights to exercise.	Percentage of Total Grant That May Be Exercised

Upon Grant	%

[Upon first anniversary of Grant	%

Upon second anniversary of Grant	%

Upon third anniversary of Grant	%]

(ii) Method of Exercise.  This Option shall be exercisable by a written notice by the Optionee, which shall:

(a)          State the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(b)         Contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be satisfactory to the Committee;

(c)          Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(d)         Be in writing and delivered in person or by registered or certified mail to the Treasurer of the Company.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects, subject to the provisions of the Plan.  The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

(iii) Restrictions on Exercise.  This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.  As a condition to the Optionee’s exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(iv) Restriction on Sale of Shares.  Not in limitation of any other restriction under the Plan or applicable law or regulation, and except as otherwise provided in the Plan, shares of Common Stock acquired upon exercise of an Option may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the Option was granted, as stated below, except for dispositions by bona fide gifts or transfers by will or the laws of descent or distribution.

4.             Non-transferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

5.             Term of Option. This Option may not be exercised more than _______ years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

1998 STOCK OPTION PLAN COMMITTEE

By

Date of Grant	Attest: ________________________ (Seal)

Expiration Date (Subject to earlier termination)

NON-INCENTIVE STOCK OPTION EXERCISE FORM
PURSUANT TO THE
EAGLE BANCORP, INC.
STOCK PLAN

Date

Treasurer
Eagle Bancorp, Inc.

Re:                               2006 Stock Plan

Dear Sir:

The undersigned elects to exercise the Non-Incentive Stock Option to purchase                    shares, par value $.01, of Common Stock of Eagle Bancorp, Inc. under and pursuant to a Stock Option Agreement dated                          , 2006.

Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock, valued at the Market Value of the stock on the date of exercise, as set forth below.

$	of cash or check
Shares of Common Stock, valued at $________ per share
$	Total

The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name

Address

Social Security No.

Very truly yours,